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                                                                   EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 333-26611, 333-37519 and 333-41997) and Form S-3 (Nos. 333-06793, 333-15469, 333-16995,
333-21127, and 333-29825) of SFX Broadcasting, Inc. ("SFX") of our report dated December 12, 1996 included in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-43287) of SFX Entertainment, Inc., filed on February 11, 1998, which, with the related Prospectus and financial information, is incorporated by reference in this Form 8-K, such Registration Statement and Prospectus include the financial statements of Pavilion Partners as of September 30, 1996 and for the year ended
October 31, 1995 and the eleven months ended September 30, 1996.


/s/ Price Waterhouse

PRICE WATERHOUSE

Houston, Texas
February 13, 1998